FIRST AMENDMENT TO
SUBORDINATED PROMISSORY NOTE DATED MAY 30, 2001

This First Amendment ("**First Amendment**") is made as March 24, 2004 by and between DYADIC INTERNATIONAL, INC., Florida corporation ("**Debtor**") and MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended ("**Payee**").

RECITALS

A. Payee is the holder of a $750,766.00 Subordinated Promissory Note dated as of May 30, 2001 and made by Debtor in favor of Payee (the "**Note**"). Terms defined in the Note and not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Note.

B. The board of directors of Debtor believes it to be in the best interests of Debtor to raise additional equity capital by means of the conduct of a private placement offering (the "**Third Round Offering**" or the "**Third Round**") of investment units ("**Units**") comprised of (i) two (2) shares of no par value Common Stock of Debtor ("**Common Shares**") and (ii) one (1) share of Series B Preferred Stock of Debtor ("**Series B Shares**") at a price of $10.00 per Unit ($4.6625 per Common Share and $0.675 per Series B Share) to existing holders of Common Shares, private equity funds, institutional investors and other accredited investors with prior experience with investments in early stage companies.

C. The first closing (the "**First Closing**") of the Third Round Offering is contingent upon the sale of not less than 200,000 Units, provided that the Debtor may have multiple closings before the completion of the Third Round Offering.

D. In connection with the Third Round Offering and subject to the terms and conditions set forth herein, Payee has agreed to amend the Note such that, if the First Closing occurs on or before October 30, 2004, (i) the interest on the unpaid principal amount of the Note shall accrue at the rate of 6.0% and (ii) the due date of the Note shall be extended to January 1, 2005.

AMENDMENT TO THE NOTE

For good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, Debtor and Payee agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference and this First Amendment shall be construed in accordance therewith.

2. Conditional Amendment. If the First Closing shall occur on or before October 30, 2004, then, effective as of the date (the "**First Closing Date**") and time of the First Closing,

(a) the second sentence of the Note shall be amended by deleting such sentence in its entirety and replacing it with the following:

"Interest on the unpaid principal amount of this Note shall accrue from March 1, 2001 at a rate equal to the Applicable Federal Rate in effect on March 1, 2001, adjusted and compounded on each January 1 after March 1, 2001; provided that, effective as of and from the "First Closing Date" (as defined in that certain First Amendment to this Note) interest on the unpaid principal amount of this Note shall accrue at an annual rate

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equal to six percent (6.0%) compounded on each January 1 after the First Closing Date"; and,

(b) the second paragraph of the Note shall be amended by deleting such paragraph in its entirety and replacing it with the following:

"All principal amount and accrued and unpaid interest on this Note shall be due and payable on January 1, 2005."

(c) the fourth paragraph of the Note, which read " This Note is subordinated and junior in right of payment to all outstanding and future indebtedness of Payor." is hereby deleted in its entirety.

Notwithstanding any provision of this First Amendment to the contrary, if the Debtor terminates the Third Round Offering prior to the First Closing, this First Amendment shall be null and void and of no further force and effect without any further action required on the part of either Debtor or Payee.

3. Continued Effectiveness of Note. All of the provisions of the Note, as amended by this First Amendment, shall remain in full force and effect.

4. Counterparts. This First Amendment may be signed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

DEBTOR:

DYADIC INTERNATIONAL, INC.

By: ______________________ as President

Name: Mark A. Emalfarb

Title: President

PAYEE:

MARK A EMALFARB TRUST U/A/D OCTOBER 1, 1987

By: ______________________

Mark A. Emalfarb, Trustee

SECOND AMENDMENT TO
PROMISSORY NOTE DATED MAY 30, 2001

This Second Amendment ("**Second Amendment**") is made as of August 19, 2004 by and between DYADIC INTERNATIONAL, INC., Florida corporation ("**Payor**"), and MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended ("**Payee**").

RECITALS

A. Payee is the holder of a $750,766.00 Promissory Note dated as of May 30, 2001 and made by Payor in favor of Payee, as amended by that certain First Amendment thereto dated as of March 24, 2004 (the "**Note**"). Terms defined in the Note and not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Note.

B. Payor and Payee are parties to that certain Inducement and Amending Agreement dated of even date herewith (the "**Inducement Agreement**"). Capitalized terms used but not otherwise defined herein shall have the meanings given such term in the Inducement Agreement.

C. As contemplated in the Inducement Agreement, the parties desire to amend the Note on the terms and subject to the conditions set forth herein.

AMENDMENT TO THE NOTE

For good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, Payor and Payee agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference and this Second Amendment shall be construed in accordance therewith.

2. Conditional Amendments. If the Merger is consummated, then, effective as of the date as of which the Merger is consummated (the "**Merger Effective Date**"):

(a) all accrued and unpaid interest due under the Note as of the Merger Effective Date shall be added to the unpaid principal amount of the Note;

(b) the second paragraph of the Note shall be amended by deleting such paragraph in its entirety and inserting the following in replacement thereof:

"All accrued and unpaid interest shall be due and payable on each January 1, April 1, July 1 and October 1 following the Merger Effective Date (as defined in that certain Second Amendment to this Note) until the principal amount of this Note is paid in full. The entire outstanding principal amount of this Note, together with any and all accrued and unpaid interest thereon, shall be due and payable on January 1, 2007.";

(c) the Note shall be amended by deleting the third paragraph in its entirety and substituting the following in replacement thereof:

"At any time and from time to time, Payee may convert all or part of the principal amount and accrued and unpaid interest of this note into shares of

Common Stock of Payor (the "**Conversion Shares**"). The conversion price per Conversion Share shall equal Three Dollars Thirty Three Cents ($3.33), subject to adjustment as provided in the immediately following paragraph. Before Payee shall be entitled to convert the same into shares of Common Stock, Payee shall surrender this Note at the office of Payor or of any transfer agent for such stock, and shall give written notice to Payor at its principal corporate office, of the election to convert all or part of this Note and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. Payor shall, as soon as practicable thereafter, issue and deliver at such office to Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of Conversion shares to which Payee shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. In the event that less then the entire principal and interest amount of this Note is converted, Payor shall promptly issue and deliver to Payee a new promissory note of like tenor for the balance remaining unconverted.

If any capital reorganization of the capital stock of Payor, or any consolidation or merger of Payor with or into another corporation, or the sale of all or substantially all of Payor's assets to another corporation shall be effected in such a way that holders of Payor's capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for Payor's capital stock, then, in each such case, Payee, upon the conversion of this Note, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which Payee would have been entitled to receive upon such consummation if Payee had converted this Note immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale and, in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation."; and,

(d) the Note shall be amended by deleting all references therein to "January 1, 2005" and substituting "January 1, 2007" in replacement thereof.

Notwithstanding any provision of this Second Amendment to the contrary, if the Merger Agreement is terminated for any reason prior to the consummation of the Merger, the amendments contemplated by this Section 2 shall be null and void and of no force and effect.

3. Continued Effectiveness of Note. All of the provisions of the Note, as amended by this Second Amendment, shall remain in full force and effect.

[Signature Page Follows]

4. Counterparts. This Second Amendment may be signed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

PAYOR:

DYADIC INTERNATIONAL, INC.

By: ______________________
Name: Mark A. Emalfarb
Title: President

PAYEE:

MARK A. EMALFARB TRUST U/A/D
OCTOBER 1, 1987

By: ______________________
Mark A. Emalfarb, Trustee

SUBORDINATED PROMISSORY NOTE

$750,766.00

FOR VALUE RECEIVED, **DYADIC INTERNATIONAL, INC.**, a Florida corporation ("Payor"), hereby promises to pay to the order of Mark A. Emalfarb Trust u/a/d October 1, 1987 ("Payee"), the principal amount of ($750,766.00). Interest on the unpaid principal amount of this Note shall accrue from March 1, 2001 at a rate equal to the Applicable Federal Rate in effect on March 1, 2001, adjusted and compounded on each January 1 after March 1, 2001..

All principal amount and accrued and unpaid interest on this Note shall be due and payable upon the first to occur of (i) a qualified Public Offering, (ii) the occurrence of a Liquidation Event, (iii) the repurchase by Payor or the conversion into Common Stock of all of the Series A Preferred Stock or (iv) March 1, 2011 (such terms shall be as defined in the Convertible Preferred Stock Purchase Agreement by and among Payor and certain purchasers of Payor's Series A Preferred Stock).

At any time and from time to time, Payee may convert all or part of the principal amount or accrued and unpaid interest of this Note into shares of Common Stock of Payor. The conversion price per share of Common Stock shall be equal to the fair market value of the Common Stock. Before Payee shall be entitled to convert the same into shares of Common Stock, Payee shall surrender this Note, at the office of Payor or of any transfer agent for such stock, and shall give written notice to Payor at its principal corporate office, of the election to convert all or part of this Note and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Payor shall, as soon as practicable thereafter, issue and deliver at such office to Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In the event that less than the entire principal and interest amount of this Note is converted, Payor shall promptly issue and deliver to Payee a new promissory note of like tenor for the balance remaining unconverted.

This Note is subordinated and junior in right of payment to all outstanding and future indebtedness of Payor for borrowed money.

Payor, at its option, may prepay the principal amount and accrued interest at any time in whole or in part without premium or penalty.

Notwithstanding anything to the contrary, if any payment (whether principal or interest) due on this Note is not received by Payee on or before ten days after payment is due, whether at

its stated due date or by acceleration, then the rate of interest on this Note shall automatically increase to 18% and will remain at such rate until all amounts then due and payable shall have been paid in full.

Payor hereby waives, for itself and its successors and assigns, presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension, waiver or renewal of any or all of this Note.

No provision of this Note shall be modified except by a written instrument executed by Payor and by Payee expressly referring to this Note and to the provision modified.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, excluding its choice of laws principles.

Payor hereby agrees to pay on demand all costs of collection and enforcement of this Note (including, without limitation, attorneys' fees and expenses and fees and expenses on appeal or in any bankruptcy proceeding) incurred by Payee with respect to this Note.

This Note shall be binding upon Payor and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, PAYOR AND PAYEE EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS NOTE, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF PAYOR AND PAYEE FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, PAYOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PAYEE, NOR PAYEE'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. PAYOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO PAYEE'S AGREEMENT TO ACCEPT THIS NOTE.

This Promissory Note has been duly executed by each Payor and delivered to Payee at Hartford, CT on May 30, 2001.

DYADIC INTERNATIONAL, INC.

By ______________________
Name: Mark A. Emalfarb
Title: President